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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

            We consent to the incorporation by reference in the current report on Form 8-K of BankAtlantic Bancorp, Inc., dated March 22, 2002, of our report, dated February 16, 2001, as of and for the year ended December 31, 2000 relating to the financial statements which are contained in the Annual Report on Form 10-K of Community Savings Bankshares, Inc. for the year ended December 31, 2000.



                          CROWE, CHIZEK AND COMPANY LLP


Ft. Lauderdale, Florida
March 27, 2002